                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF TUMBLEWEED COMMUNICATIONS CORP.
                              AS OF MARCH 31, 2001

                                                        DATE OF       COUNTRY OF
                    SUBSIDIARY                       INCORPORATION   INCORPORATION
---------------------------------------------------  -------------   -------------
Tumbleweed Communications K.K.                        10/27/98          Japan
Tumbleweed Communications, Ltd.                       02/23/99           U.K.
Tumbleweed Communications GmbH                        05/21/99         Germany
Tumbleweed Communications S.A.                        05/25/99          France
Tumbleweed Communications Pty. Ltd.                   01/20/00        Australia
Tumbleweed Communications Aktiebolag (AB)             03/14/00          Sweden
Tumbleweed Communications BV                          03/23/00       Netherlands
Tumbleweed Communications Ltd.--Hong Kong             05/22/00        Hong Kong
Tumbleweed Communications GmbH--Switzerland           08/08/00       Switzerland
Worldtalk Communications Corporation                  01/26/96          U.S.A.
Interface Systems, Inc.                               01/15/98          U.S.A.